                                                              EXHIBIT 10.(xiii)

                  GOLD KING CONSOLIDATED, Inc.
                 -----------------------------
                            GOLD KING PETROLEUM CORPORATION
                                 GOLD KING MINES CORPORATION

               410 17th Street  Suite 1375 Denver, Colorado 80202
                   Phone (303)820-2840 Telefax (303)595-9717





                                 April 1, 1995


Jeffrey S. Kramer
Senior Vice President
Nevada Manhattan Mining, Inc.
6038 N. Parkway Calabasas, Suite 1 00
Calabasas, California 91302

Dear Jeff:

         Gold King Mines Corporation ("GKMC") proposes to provide the consulting services of William R. Wilson to Nevada Manhattan Mining, Inc. ("NMMI") under the following terms:

         1) All of William R. Wilson's consulting hours will be paid at a rate $400.00 per day, billed at the end of each month and payable upon receipt of an invoice unless mutually agreed upon between GKMC and NMMI.

         2) All expenses related to the consulting services will be reimbursed at cost with no markups, billed and payable with the corresponding consulting fee invoice.

         3) It is understood that GKMC and William R. Wilson are independent contractors and not employees of NMMI.

         4) The term of this agreement is from April 1, 1995 to December 31, 1995 and can be extended for one year periods upon mutual agreement between GKCI and NMMI.

If you are in general agreement with the terms of this proposal please so indicate below.

Very truly yours,




/s/  WILLIAM R. OLSON
------------------------------------
William R. Olson
President
Gold King Min" Corporation

Jeffrey S. Kramer
Page 2
April 1, 1995




/s/  JEFFREY S. KRAMER
-------------------------------
Jeffrey S. Kramer
Sr. Vice President
Nevada Manhattan Mining, Inc.





    4/4/95
____________________
Date